CHICO’S NEWSRELEASE

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33912 • (239) 277-6200 • Fax: (239) 277-5237

For Immediate Release

Executive Contact:	Investor/Media Contact:
Charles J. Kleman	James Palczynski-Investor Relations
Chief Operating Officer	Integrated Corporate Relations, Inc.
Chief Financial Officer	(203) 222-9013
Chico’s FAS, Inc.
(239) 274-4105

Chico’s FAS, Inc. Expands Board of Directors to Eight Seats
Appoints Scott A. Edmonds and B.S. Atkins to Board

     Fort Myers, FL — January 29, 2004 — Chico’s FAS, Inc. (NYSE: CHS) today announced that its Board of Directors has appointed Scott A. Edmonds, the Company’s President and Chief Executive Officer, as a new Director of the Company. The Company also appointed
B.S. Atkins, President and Chief Executive Officer of Baja Capital, to its Board increasing the total number of Board seats to eight.

     The appointment of Scott A. Edmonds to the Board follows his promotion this past September to the additional role of Chief Executive Officer of the Company. Mr. Edmonds has been with Chico’s since September 1993, when he was hired as Operations Manager. Because of his strong leadership skills and talents, he has continuously progressed in his positions with the Company. In February 1994, he was elected to the position of Vice President-Operations and effective January 1, 1996, he was promoted to the position of Senior Vice President-Operations. In February 2000, Mr. Edmonds was promoted to Chief Operating Officer and in September 2001, he was promoted to President. In September 2003, he was given the additional role of Chief Executive Officer.

     Since Mr. Edmonds first became a part of the management team at Chico’s in 1993, the Company has grown from $46 million in sales and 83 stores to its current sales total in excess of $700 million with 552 stores. Mr. Edmonds has been instrumental in taking the Company from a small early stage public company retailer to the dominant specialty retailer it is today. He is an outstanding retailing executive with proven leadership skills and vision.

     “I am very pleased to assume this additional responsibility and am grateful for the opportunities that Marvin and Helene Gralnick, the Board of Directors, and the shareholders have given me over the years,” said Mr. Edmonds. “I look forward to helping direct this outstanding Company through a new stage of operational and strategic growth. We continue to be very excited about the ongoing market opportunities for our Chico’s brand and for the still untapped potential of the newly acquired White House brand.”

     Atkins, who has served on some of the world’s most visible public company boards including Lucent, Paychex, and Wilmington Trust, fills a new Independent Director slot and has been appointed by the Board of Directors to serve on the Corporate Governance Committee and Compensation & Benefits Committee. Atkins is a nationally recognized leader, speaker, and writer concerning corporate governance matters and has significant experience with mergers and acquisitions, integration, and investment banking.

     Chico’s sells exclusively designed, private-label women’s clothing and related accessories. The Company operates 552 women’s specialty stores, including stores in 45 states, the District of Columbia, the Virgin Islands and Puerto Rico operating under either the name Chico’s or White House|Black Market. The Company owns 398 Chico’s front-line stores, 22 Chico’s outlet stores, 111 White House|Black Market stores and 9 Pazo stores; franchisees own and operate 12 Chico’s stores.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information, please call (877) 424-4267 to listen to Chico’s monthly sales information and investor relations line

A copy of a slide show addressing Chico’s recent financial results and current plans for expansion is available on the Chico’s website at www.chicos.com in the investor relations section

Additional investor information on Chico’s FAS, Inc. is available free of charge on the
Chico’s website at www.chicos.com in the investor relations section